UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2016

Biofuels Power Corporation.
(Exact name of Registrant as specified in its charter)

Commission file number 000-52852

TEXAS	56-2471691
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

20202 Hwy 59 N, Suite 210 Humble, Texas	77338
(Address of principal executive offices)	(zip code)

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 18, 2015, we filed a Current Report on Form 8-K with the Securities and Exchange Commission disclosing the resignation of Clay Thomas PC as our independent auditor and the appointment of Briggs & Veselka Co. to serve as our independent auditor for the year ended December 31, 2015 and all subsequent periods.

On April 20, 2016, we filed an Annual Report on Form 10-K with the Securities and Exchange Commission which included a “Report of Independent Registered Public Accounting Firm” for the year ended December 31, 2014 signed by Clay Thomas PC. At the time of the filing, we were unaware that the Public Company Accounting Oversight Board (“PCAOB”) had revoked the registration of Clay Thomas PC and Clay Thomas CPA effective February 18, 2016.

We have just become aware of the PCAOB’s order dated February 18, 2016.  On May 10, 2016 our board of directors concluded that our consolidated balance sheet as of December 31, 2014 and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2014 should no longer be relied upon. Concurrently, our board engaged our current auditor, Briggs & Veselka Co., to re-audit our financial statements for the year ended December 31, 2014.

Upon completion of the re-audit, we will file an Amended Report on Form 10-K/A with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOFUELS POWER CORPORATION

By  /s/ Steve McGuire
Steve McGuire, Managing Director
Date May 11, 2016